ASSET ALLOCATION RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you selected the Lifetime Plus Benefit on your contract application at contract issue, the Rider Effective Date is the Issue Date. If you add the Lifetime Plus Benefit after the Issue Date, the Rider Effective Date is listed on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

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The purpose of this rider is to add Investment Option Allocation and Transfer
Restrictions to the Base Contract.
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                                DEFINITION
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DEFINITION          A definition specific to this rider that is not in the Base
                    Contract follows.

BASE CONTRACT       The contract to which this rider is attached.


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                       ASSET ALLOCATION RESTRICTIONS
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RESTRICTIONS FOR SELECTING  Under contracts with the Lifetime Plus Benefit, we
INVESTMENT OPTIONS AND      will restrict your selection of certain Investment
MAKING TRANSFERS            Options and the percentage of Contract Value that
                            you can have in certain Investment Options as follows.

                            (a) You cannot have more than [25%] of your total
                                Contract Value in Group A Investment Options;
                                and

                            (b) You cannot have more than [70%] of your total
                                Contract Value in both Group A and Group B
                                Investment Options; and

                            (c) There are no limits on the amount of
                                Contract Value that you can have in Group C
                                Investment Options.

                            The Investment Options in Group A, Group B and Group C are shown in the Contract Schedule or in the Contract Schedule Addendum.

                            We will not recategorize the Investment Options available under the contract, but we may add or remove Investment Options from your contract in the future. If we do, we will provide written notice regarding additions or deletions to the Investment Option groups.

                            We will only allow you to make allocations, transfers and withdrawals to and from Group A and Group B Investment Options as long as you do not exceed these limitations. In addition, on each Quarterly Anniversary we will automatically readjust your balance in the Investment Options to return you to your selected Investment Option allocation mix. These Investment Option allocation, transfer and withdrawal restrictions will terminate when the Lifetime Plus Benefit terminates.

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                               GENERAL PROVISIONS
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CONDITIONS FOR TERMINATION      This rider will terminate upon the earliest of
OF THIS RIDER                   the following.
                                (a) The termination of the Base Contract.
                                (b) The termination of the Lifetime Plus Benefit
                                    Rider.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

      /s/ Wayne A. Robinson                  /s/ Douglas P. Reynolds
          Wayne A. Robinson                      Douglas P. Reynolds
             Secretary                              President


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